As filed with the Securities and Exchange Commission on November 3, 1995

                      Registration Statement No. _______

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             ____________________

                                   FORM S-3

                            REGISTRATION STATEMENT

                                    Under

                          THE SECURITIES ACT OF 1933

                             ____________________

                          APPLIED MICROBIOLOGY, INC.
            (Exact name of registrant as specified in its charter)


New York              2083                                11-2653613
(State or other       (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of       Classification Code Number)         Identification No.)
incorporation)


Applied Microbiology, Inc.                   Fredric D. Price
771 Old Saw Mill River Road                  771 Old Saw Mill River Road
Tarrytown, New York 10591                    Tarrytown, New York 10591
(914) 347-5767                               (914) 347-5767
(Address, including zip code, and            (Name, address, including zip
telephone number, including area code,       code, and telephone number,
of registrant's principal executive          including area code, of agent for
offices)                                     service)


                              ------------------

                                  Copies To:
                            Oscar D. Folger, Esq.
                               521 Fifth Avenue
                           New York, New York 10175

Approximate date of commencement of proposed sale to public:

         From time to time after the effective date of this Registration Statement depending on market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                       CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum        Proposed Maximum
Title of Each Class of           Amount Being       Offering Price per      Aggregate Offering      Amount of
Securities Being Registered      Registered         Share (1)               Price                   Registration Fee
 Common Stock                      4,788,006          $4.625                   $22,144,527           $7,636.04

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) at $4.625 per Share based upon the average of the high and low prices of $4.875 and $4.375, respectively, on November 1, 1995.

                           _______________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            ______________________

PROSPECTUS

                          APPLIED MICROBIOLOGY, INC.
                       4,788,006 Shares of Common Stock

                       ________________________________

         This Prospectus relates to an aggregate of 4,788,006 shares of Common Stock of Applied Microbiology, Inc. (the "Company"), par value $.005 per share (the "Common Stock"), of which 696,576 shares of Common Stock are issuable upon the exercise of options and warrants, and of which up to 4,091,430 shares of

Common Stock are issuable upon the conversion of Series C Preferred Stock (the "Preferred Stock") (the "Conversion Shares") sold in a private placement consummated in October 1995. Subject to the Company's right to redeem the Preferred Stock prior to conversion, one third of the Conversion Shares may be converted and will become available for sale commencing on each of the following three dates: (A) one third on the later of (i) December 4, 1995 or
(ii) the date of this Prospectus; (B) one third on the later of (i) January 3, 1996 or (ii) the date of this Prospectus; and (C) one third on January 18, 1996. All Conversion Shares will in any event be convertible into Common Stock and available for sale on January 18, 1996. See "Plan of Distribution." This Prospectus does not relate to the sale or issuance by the Company of any securities. Any shares of Common Stock which are offered will be offered for the respective accounts of the Selling Security Holders, who will acquire shares of Common Stock upon exercise of options or warrants which are owned by them, as well as upon conversion of the Preferred Stock. See "Selling Security Holders." The Company will receive the exercise prices payable upon exercise of the warrants and the options. However, the Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Security Holders. The Company has been advised by the Selling Security Holders that there are no underwriting arrangements with respect to the sale of the Common Stock, that the Common Stock will be sold from time to time in the over-the-counter market at then prevailing prices and in private transactions at negotiated prices, and that usual and customary brokerage fees, if any, will be paid by the Selling Security Holders in connection therewith.

         The Company's Common Stock is traded on the Nasdaq National Market System under the symbol AMBI. As reported by Nasdaq for November 1, 1995, the last sale price for the Company's Common Stock was $4.375.


                            ---------------------

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

                            ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

==================================================================
             Price to          Underwriting Discounts     Proceeds to Selling
             Public(1)         and Commissions            Security Holders(1)
Per Share                           -0-
       ==================================================================
         (1)  Not determinable at present time.

          The date of this Prospectus is ___________________, 1995.

                            AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, registration statements, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's Regional Offices: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois; 7 World Trade Center, New York, New York, and Suite 500, 5757 Wilshire Boulevard, Los Angeles, California, and with respect to registration statements, Suite 788, 1375 Peachtree Street, Atlanta, Georgia. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to the Secretary, Applied Microbiology, Inc., 771 Old Saw Mill River Road, Tarrytown, New York 10591.



        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER AT ANY TIME SHALL IMPLY THAT THE INFORMATION PROVIDED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 THE COMPANY

         Applied Microbiology, Inc., (the "Company") is a New York corporation which was incorporated on June 29, 1983. The Company researches, develops, manufactures, and sells food ingredients, and researches, develops and
manufactures special dietary foods and pharmaceuticals.   The executive offices
of the Company are located at 771 Old Saw Mill River Road, Tarrytown, New York 10591 and its telephone number at that address is 914-347-5767.

                                 RISK FACTORS


THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD, CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ANALYZING THIS OFFERING:

Government Regulation

         Healthcare and cosmetics

         Products which are intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease in humans or animals are subject to extensive governmental regulation. All such products are subject to regulation for quality assurance, toxicology and safety. Products containing such agents must undergo thorough preclinical and clinical evaluations of performance as to safety and efficacy under approved protocols.

         The Company intends to pursue regulatory approval for the pharmaceutical and related uses of its products. The Company's proposed pharmaceutical products will be subject to the regulatory approval processes for new drugs. The Company believes that its products for the treatment of bovine mastitis will be considered animal drugs which are subject to approval by the Food and Drug Administration ("FDA") Center for Veterinary Medicine in the U.S. and by other developed countries' regulatory agencies. To take a product from the discovery stage through research and preclinical development to the point where the Company and/or its partners can make the necessary filing (to the FDA and governmental agencies outside the U.S.) to conduct human clinical trials may take several years. Regulatory requirements for human clinical trials are substantial, depend upon a variety of factors, vary by country, and will further add to the time necessary to determine whether a product candidate can be approved for human use. There can be no assurance that the Company's proposed products will prove to be safe and effective under these regulatory procedures.

         Foods and food processing

         Ingredients added to or used in food which are considered "food additives" require FDA approval in the U.S. unless, based on the submission of safety and functionality data, such ingredients are considered generally recognized as safe ("GRAS"). Use of GRAS food ingredients does not require FDA approval, but companies frequently submit petitions to the FDA which request that the FDA affirm GRAS status. The Company submitted a request to the FDA for such affirmation for the Company's nisin preparation. The FDA has affirmed that nisin or a nisin preparation which meets certain specifications is GRAS for use in pasteurized cheese spreads and pasteurized cheese spreads with fruits, vegetables, or meats (GRAS Affirmed uses). The use of Nisaplin or nisin in cheese products and foods, other than for GRAS Affirmed uses, may occur based on the manufacturer or user determining that such use is GRAS. Such uses may necessitate a submission to FDA. Should such a submission to the FDA become necessary, timely action by the FDA cannot be assured.

Drug Related Risks

         Adverse side effects from the treatment of diseases and disorders in both human and animal patients may occur during clinical testing of a new drug on humans and animals. Such effects may delay FDA approval and even cause a company to terminate its efforts to develop a drug for commercial use. In addition, adverse side effects that develop after the FDA has approved a drug could result in legal action against a company. Drug developers and manufacturers, including the Company, may face substantial liability for damages in the event of adverse side effects or product defects identified with their products used in clinical tests or marketed to the public. There can be no assurance that the Company will be able to defend itself successfully in any suit that may be brought against it. Further, there can be no assurance that the Company will be able to satisfy any claims for which it may held liable resulting from the use or misuse of products which it has developed, manufactured or sold.

Dependence on Key Executive and Skilled Personnel

         The business of the Company depends heavily upon the participation of Mr. Fredric D. Price, President and Chief Executive Officer of the Company. Loss of his services would adversely affect the operations of the Company. In addition, both the long term and short term success of the Company depend in large part upon its continued ability to attract and retain skilled scientific and managerial employees. There can be no assurance that the Company will at all times be able to attract such qualified individuals as a result of the highly competitive nature of the market for such persons.

Competition

         The Company believes that it produces the major part of the world's annual output of nisin. Nevertheless, there are a number of companies with greater financial resources than the Company who may be seeking to enter the industry. Nisaplin competes in the marketplace with other processes and additives, which to some extent are similar in function and in some circumstances are directly competitive.

         The Company is evaluating certain proprietary special dietary food products in the areas of cardiovascular disease, diabetes, infectious disease, and gastrointestinal disorders. Special Dietary Foods are foods that supply particular dietary needs or that may aid in the dietary management of disease and are sometimes known as medical foods, functional foods, or nutraceuticals.

         The Company was granted an exclusive license by a division of Orion Corporation ("Orion"), the largest pharmaceutical company in Finland, to make, have made, use and sell in the United States Orion's patented salt alternative. This product, currently being sold in Finland and Japan by Orion and its licensee, has significantly less sodium than regular salt and contains potassium and magnesium, essential minerals that may help in the dietary management of blood pressure. The Company intends to initially market this product to physicians for recommendation to their hypertensive patients and to those at risk of developing hypertension.


         The Company has not previously marketed products in this manner. Other larger food and pharmaceutical companies (with substantially greater financial resources and with relevant marketing experience) could acquire or develop products that may compete with the Company's salt alternative and with other special dietary food products that the Company may acquire in the future. There can be no assurance that the Company's salt alternative will be successful or that the Company will be able to develop or acquire other special dietary foods that have a substantial marketplace potential.

         The Company understands that there are numerous scientific laboratories which seek to develop alternative bacteriocins and other antimicrobial peptides. Success by competitors in work with other anti-bacterial or germicidal products may substantially and adversely affect the Company's prospects. Many of the large corporations that are involved in or are expected to enter the field of biotechnology have substantially greater financial, marketing and human resources than the Company and have the capability of providing significant long-term competition.

Dividends Not Likely

         The Company has never paid any dividends on its Common Stock. The payment of future dividends will be dependent upon earnings, financial requirements of the Company and other factors deemed relevant by the Company's Board of Directors. For the foreseeable future it is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company and that cash dividends will not be paid to holders of Common Stock.

Volatility of Stock Price

         The market prices for securities issued by small health care companies have been volatile. Announcements of technological innovations for new commercial products by the Company's competitors, adverse developments concerning regulatory review, proprietary rights and corporate plans, the introduction of new products and changes in general conditions in the pharmaceutical industry may have a significant impact on the Company's business and on the market price of the Common Stock.

Technological Obsolescence

         The fields in which the Company's products are being developed are undergoing rapid technological advances. There is no assurance that the Company will be in a position to take advantage of such advances. In addition, there can be no assurance that some of the Company's products will not be rendered obsolete as a result of the successful application of such technology by competitors.

Product Liability Claims and Uninsured Risks

         To the extent that the Company is successful in developing and marketing new products, it will be exposed to liability resulting from the use of such products. The Company has obtained product liability insurance for the products it currently markets and intends to obtain product liability insurance for products it will market in the future. Although the Company may apply for product liability insurance, there is no assurance that it will receive insurance or that such insurance will be sufficient to cover all possible liabilities.

Foreign Currency Risk

         The Company's principal subsidiary is located in the United Kingdom. Such subsidiary operates its business, including the billing of customers ouside the U.S., in the Great Britain pound (GBP). In the United States, all transactions are denominated in U.S. dollars. The financial reporting currency for the Company is the U.S. dollar (USD). Therefore, investors are exposed to the risk of possible currency fluctuations between the GBP and the USD.

                           SELLING SECURITY HOLDERS

         The securities being offered hereby are for the accounts of the following persons:

Name and Address              Securities Owned     Securities to be      Securities to
                              Before Offering      Sold (1)              be Owned
                                                                         after Offering


AG Superfund
International Partners               91,429               91,429                  -0-

Banque Scandinave en Suisse         457,143              457,143                  -0-

Bigwood Investments Ltd.            137,143              137,143                  -0-

Yetta Braunstein                     43,333               33,333               10,000

Carousel Investments                 91,429               91,429                  -0-

Core Communications Group, Inc.      35,000               35,000                  -0-

Corporate Securities Group           16,666               16,666                  -0-

Datek Securities Corp.              187,887              187,887                  -0-

Richard Deutsch                      58,333               58,333                  -0-


Fleet Clearing Corp.                 91,429               91,429                  -0-

GAM Arbitrage, Inc.                 182,857              182,857                  -0-

Avinoam Geffen                       83,333               33,333               50,000

The Gifford Fund                    342,857              342,857                  -0-

Edward Goldberg                      10,000                5,000                5,000

H. Donald Hayback                     1,258                1,258                  -0-

Leonardo, L.P.                      502,857              502,857                  -0-

Norma Loren                         138,333               33,333              105,000

McLaughlin Financial Group, Inc.     15,000               15,000                  -0-

Nelson Partners                   1,010,286            1,010,286                  -0-

Malkie Newberg                       16,916               16,666                  250

Olympus Securities, Ltd.            132,571              132,571                  -0-

Panshore Services                    91,429               91,429                  -0-

Abraham Pelman                       24,166               16,666                7,500

Simon Pelman                         16,666               16,666                  -0-

Donald S. Radcliffe                   8,500                5,000                3,500

                                       8

Schroder Wertheim & Co.
Incorporated                        100,000              100,000                  -0-

Philip Sears                          5,000                5,000                  -0-

Celia Stefansky                      16,666               16,666                  -0-

Strategic Growth International,
Inc.                                100,769              100,769                  -0-

Streaks Worldwide, Ltd.             228,571              228,571                  -0-

Treetop Partners, L.P.              137,143              137,143                  -0-

Tula Business                       457,143              457,143                  -0-


Wood Gundy (London) Limited         137,143              137,143                  -0-

____________________

(1) All securities to be sold consist of Shares of Common Stock issuable upon exercise of options and warrants and upon conversion of the Preferred Stock.

                             PLAN OF DISTRIBUTION

         The securities are being offered for the respective accounts of the Selling Security Holders. The Company will not receive any proceeds from the sale of any securities by the Selling Security Holders, although it will receive proceeds from the exercise of options and warrants by the Selling Security Holders.

         Subject to the Company's right to redeem the Preferred Stock prior to conversion, one third of the Conversion Shares may be converted and will become available for sale commencing on each of the following three dates: (A) one third on the later of (i) December 4, 1995 or (ii) the date of this Prospectus;
(B) one third on the later of (i) January 3, 1996 or (ii) the date of this Prospectus; and (C) one third on January 18, 1996. All Conversion Shares will in any event be convertible into Common Stock and available for sale on January 18, 1996.

         The sale of securities by the Selling Security Holders may be effected from time to time in transactions in the over- the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the securities for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

         The Selling Security Holders and any broker-dealers who act in connection with the sale of the securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.


                                   EXPERTS

         The consolidated financial statements of the Company as of June 30,

1995 and 1994, and for each of the years of the three-year period ended June 30, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on consolidated financial statements of the Company issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

                                LEGAL MATTERS

         Certain legal matters in connection with this offering are being passed upon for the Company by Oscar D. Folger, Esq., 521 Fifth Avenue, New York, New York 10175. Mr. Folger's wife owns 5,000 shares of the Common Stock of the Company.


                               MATERIAL CHANGES

         On October 1, 1995, David Guttman resigned as the Company's Chairman of the Board of Directors. Sheldon G. Gilgore, M.D., was elected the Company's new Chairman of the Board of Directors, effective October 1, 1995.

         On October 20, 1995, the Company completed an $8.95 million private placement of the Preferred Stock. One third of the Preferred Stock is convertible into Common Stock on each of three dates as set forth under "Plan of Distribution." The Company has agreed to register the Common Stock issuable upon conversion of the Preferred Stock. Such shares of Common Stock are included in the registration statement of which this Prospectus forms a part. See"Selling Security Holders" and "Plan of Distribution." In connection with this private placement, the Company also issued a warrant to purchase 136,381 shares of Common Stock at $6.30 per share. Such shares of Common Stock are not registered herewith.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company's annual report on Form 10-K for the year ended June 30, 1995, as filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, is incorporated in this Prospectus and made a part hereof by reference.

         The Commission file number for the foregoing document is 0-14983. In addition, any amendments to such document and all other reports, proxy statements and other documents of the Company hereafter filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this Prospectus, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing of each such document. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                               INDEMNIFICATION

         The Company's by-laws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law. The New York Business Corporation Law (the "BCL") provides that a corporation may indemnify a director or officer, made a party to a derivative action, against reasonable expenses actually and necessarily incurred by him in connection with the defense of such action, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation. In addition, the BCL provides that a corporation may indemnify a director or officer, made, or threatened to be made, a party to any action other than a derivative action on behalf of the indemnifying corporation, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                            ADDITIONAL INFORMATION

         This Prospectus contains certain information concerning the Company and its securities, but does not contain all the information set forth in the Registration Statement and the Exhibits thereto filed with the Commission under the Securities Act of 1933, as amended, to which reference is made. Any summary from the Exhibits contained in this Prospectus is necessarily incomplete and must not be considered as a full statement of the provisions of such instruments.

                          APPLIED MICROBIOLOGY, INC.


                       4,788,006 Shares of Common Stock

                            ______________________

                                  PROSPECTUS
                            ______________________



                              November ___, 1995





         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                                   PART II

                    Information Not Required in Prospectus


         Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated as follows:

Securities and Exchange Commission fee....           $ 7,636
Legal Fees and expenses..................             10,000
Accountant's fees and expenses...........              4,000
Miscellaneous............................              1,364
                                                     -------
                Total....................            $23,000

Item 15.  Indemnification of Directors and Officers.

         Section 5.04 of the Company's by-laws provides that the Company will indemnify its directors and officers to the fullest extent permitted by law.

         Section 722 of the New York Business Corporation Law provides that a corporation may indemnify a director or officer, made a party to a derivative action, against reasonable expenses actually and necessarily incurred by him in connection with the defense of such action, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation. Such indemnification does not include amounts paid in settling or otherwise disposing of a threatened or pending action which is settled or otherwise disposed of without court approval.

         Section 722 of the Business Corporation Law further provides that a corporation may indemnify a director or officer, made, or threatened to be made, a party to any action other than a derivative action on behalf of the indemnifying corporation, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 723 specifies the manner in which payment of such indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been completely successful, whether on the merits or otherwise, in defending an action referred to in Section 722. In the event that the director or officer has not been wholly successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 provides that upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723. Section 725 provides that no indemnification agreement in any Certificate of Incorporation or By-Laws is valid unless consistent with the statute. In addition, Section 725 contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 16.  Exhibits.

Exhibit No.                   Description

(4) Certificate of Amendment dated October 18, 1995 to Registrant's Certificate of Incorporation

(5)                           Opinion of Oscar D. Folger

(23)(a)                       Consent of Oscar D. Folger (Included in
                              Exhibit (5))

(23)(b) Consent of KPMG Peat Marwick LLP (Included in Part II)


Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii)  To reflect in the prospectus any fact or events

arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high and low and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tarrytown, New York on the 3rd day of November 1995.

                        Applied Microbiology, Inc.

                        By:   /s/
                        Fredric D. Price, President, CEO and Director

                              POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Fredric D. Price as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

                             --------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                         Date


__/s/_______________________
Sheldon G. Gilgore               Chairman of the Board        November 1, 1995



__/s/______________________
Fredric D. Price                 President, CEO and Director  November 3, 1995
                                 (Principal Accounting and
                                 Financial Officer)

__/s/______________________
Ian Clack                        Director                     November 1, 1995


__/s/______________________
Douglas A. Cotter                Director                     November 1, 1995



__/s/______________________
Audrey T. Cross                  Director                     November 1, 1995


__/s/______________________
John P. Friend                   Director                     November 1, 1995


__/s/______________________
Robert E. Pollack                Director                     November 1, 1995

                        Independent Auditors' Consent


The Board of Directors
Applied Microbiology, Inc.:

         We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.






                                       /s/ KPMG PEAT MARWICK  LLP


New York, New York
November 3, 1995

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                   Description

(4) Certificate of Amendment dated October 18, 1995 to Registrant's Certificate of Incorporation

(5)                           Opinion of Oscar D. Folger

(23)(a)                       Consent of Oscar D. Folger (Included in
                              Exhibit (5))

(23)(b) Consent of KPMG Peat Marwick LLP (Included in Part II)